EXHIBIT 23.2

Consent of Independent Reserve Engineers

Mr. James Rozon
Acting Chief Financial Officer
Gran Tierra Energy Inc. (Gran Tierra)
300, 625 - 11th Avenue S.W.
Calgary, Alberta T2R 0E1
Canada

Re:	Gran Tierra Registration Statement:
Form S-8 (Reg. Nos. 333-146815, 333-156994 and 333-1333-171122)
Form S-3 (Reg. Nos. 333-140171, 333-153376 and 333-156993)
Filed with the United States Securities Exchange Commission

Dear Mr. Rozon:

As the independent reserve engineers for Gran Tierra, GLJ Petroleum Consultants Ltd. (GLJ), hereby confirms that it has granted and not withdrawn its consent to the filing of GLJ’s reserve report and to the reference to GLJ's review of Gran Tierra's reserves as of December 31, 2011 in the form and context disclosed by Gran Tierra in its Form 10-K submission to be filed with the United States Securities and Exchange Commission on approximately February 27, 2012 for the period ending December 31, 2011, and to the incorporation by reference thereof in the registration statements listed above.

Please do not hesitate to contact us if you have any questions.

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Leonard L. Herchen

Leonard L. Herchen, P. Eng.
Vice-President

Dated: February 27, 2012
Calgary, Alberta
CANADA